CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 1998, which appears on page 31 of Stillwater Mining Company's Annual Report on Form 10-K for the year ended December 31, 1997.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Denver, Colorado
January 20, 1999